Exhibit 5.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
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 DALLAS                        FOUNDED 1866                         SHANGHAI
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 GENEVA                                                            SINGAPORE
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HONG KONG                                                             TOKYO
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 LONDON                                                         WASHINGTON, D.C.


                                               February 13, 2004

Select Asset Inc.
745 Seventh Avenue
New York, New York 10019

        Re:    Select Asset Inc. Registration Statement on Form S-3
               ----------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Select Asset Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3, (together with the exhibits and any and all amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Trust Certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined (each, a "Trustee").

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Trust Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed necessary for purposes of the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinion set forth below is also based on the assumptions that (i) the Registration Statement (including any necessary post-effective amendments), has become effective under the Securities Act,
(ii) the amount, price, interest rate and other principal terms of the Certificates have been duly approved by the Board of Directors (or its authorized designees) of the Company, (iii) the related Trust Agreement has been duly executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Certificates have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Company against payment therefor.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Certificates will be legally issued, fully paid and nonassessable.

          The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Opinions" in the prospectuses and the forms of prospectus supplements which are a part of the Registration Statement.


                                            Very truly yours,


                                            /s/ Sidley Austin Brown & Wood LLP




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